UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2014

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2014, GeoMet, Inc. (the “Company”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the banks party thereto executed an amendment (the “Seventh Amendment”), effective February 28, 2014, to the Fifth Amended and Restated Credit Agreement, dated as of October 14, 2011, by and among the Company, the Administrative Agent, the financial institutions party thereto as lenders and the other agents party thereto (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).  The Seventh Amendment amends the Credit Agreement to, among other things, extend the date on which all amounts owing under the Credit Agreement are due and payable from April 1, 2014 to the earliest to occur of: (i) June 30, 2014, (ii) the closing of the sale by the Company and its wholly-owned subsidiaries, GeoMet Operating Company, Inc. and GeoMet Gathering Company, LLC, of substantially all of their remaining assets (the “Assets”) to ARP Mountaineer Production, LLC, a Delaware limited liability company (the “Asset Sale”) pursuant to the previously announced Asset Purchase Agreement dated as of February 13, 2014 (the “Purchase Agreement”), or the sale of the Assets pursuant to a Substitute Purchase Agreement (as defined in the Seventh Amendment); or (iii) the termination of the Purchase Agreement or any Substitute Purchase Agreement.  The Seventh Amendment also amends the Credit Agreement to provide a waiver of the delivery requirements for the 2014 draft annual budget (due February 28, 2014) and a reserve report as of December 31, 2013 (due May 1, 2014). Additionally, the Seventh Amendment provides that the Company will apply the proceeds from the consummation of the Asset Sale to repay the amounts outstanding under the Credit Agreement in full.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the Seventh Amendment , a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Approval of the Asset Sale will be submitted to the Company’s stockholders for their consideration, and the Company will file a definitive proxy statement to be used to solicit stockholder approval of the transaction with the Securities Exchange Commission (the “SEC”). The Company’s stockholders are urged to read the definitive proxy statement regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the definitive proxy statement, as well as other filings with the SEC containing information about the Company and the transaction may be obtained, when available, at the SEC’s website at www.sec.gov.  Copies of the definitive proxy statement may also be obtained, when available, without charge, by directing a request to GeoMet, Inc., Investor Relations, 909 Fannin St., Suite 1850, Houston, Texas 77010 or at the Company’s Investor Relations page on its corporate website at www.geometinc.com. The Company, its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the approval of the transaction.

SECTION 2 — Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosures of the material terms and conditions of the Seventh Amendment contained in Item 1.01 of this Current Report on Form 8-K above are hereby incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SECTION 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

10.1	Seventh Amendment to Fifth Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: March 4, 2014	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer,
Chief Accounting Officer and Controller

Exhibit Index

Exhibit Number	Title of Document

10.1	Seventh Amendment to Fifth Amended and Restated Credit Agreement.